Exhibit 99.1

RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5405	(312) 640-6768

FOR IMMEDIATE RELEASE

WEDNESDAY, MARCH 1, 2006

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2005

Williamsburg, VA – March 1, 2006 – MHI Hospitality Corporation (AMEX: MDH), (the “company”) a self- advised lodging real estate investment trust (REIT), today reported its consolidated results for the fourth quarter and year ended December 31, 2005 and its business outlook for 2006.

HIGHLIGHTS

•	Quarterly FFO of $0.22 per share

•	Increase in RevPAR of 11.3% for the quarter driven by 17.2% ADR growth

•	7.4% RevPAR growth for full year 2005 exceeds guidance

•	Acquired Hilton Jacksonville Riverfront for $22 million

•	Completed renovations at three properties during 2005, including the rebranding of Laurel Maryland property to Holiday Inn

•	Hired David R. Folsom for newly created chief operating officer role subsequent to year end

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “We are very pleased with the progress we have made in our first full year as a public company. We have demonstrated the ability to execute our strategy of acquiring assets and repositioning them to drive improved operating results. We are particularly excited about our 17.2% growth in average daily rate for the fourth quarter and the 12.1% annual increase in ADR for calendar 2005, as the rate component of RevPAR flows directly to our bottom line. In the fourth quarter, we witnessed the positive effects of our

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repositioning efforts particularly at the Holiday Inn Laurel West and the Hilton Philadelphia Airport, where annual rate growth was 23.0%, and 24.2%, respectively. ADR for the quarter grew 51.2% in Laurel and 30.7% in Philadelphia over the same period in 2004. Our outlook for 2006 is optimistic, as we expect to see continued improvements driven by our renovations, acquisition transactions and a positive recovery in the lodging industry.”

Operating Results

For the quarter ended December 31, 2005, the company reported consolidated total revenue of $16.6 million and consolidated net income was $0.53 million, or $0.08 per share. Funds from operations, or FFO, defined as net income excluding extraordinary items, depreciation and minority interest was $2.3 million or $0.22 per share for the period.

For the year ended December 31, 2005, the company reported consolidated total revenue of $57.9 million and consolidated net income of $2.5 million, or $0.37 per share. FFO was $8.5 million, or $0.80 per share, for the full year.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following table are the key operating statistics for the company’s seven properties for the quarter and year ended December 31, 2005, and for the comparable periods in 2004. All but one of the hotel properties, the Holiday Inn Laurel West, was under the management of MHI Hotel Services during the comparable periods in 2004. The statistics for the year ended December 31, 2005 reflect the operating performance for six of the seven hotels for the full year, and reflect the statistics for the Hilton Jacksonville Riverfront Hotel from the July 21, 2005 date of acquisition, through December 31, 2005.

	Quarter Ended Dec. 31, 2005	Quarter Ended Dec. 31, 2004	Variance
Occupancy %	62.6%	66.0%	-5.0%
Average Daily Rate (“ADR”)	$106.36	$90.76	17.2%
Revenue per Available Room (“RevPAR”)	$66.63	$59.87	11.3%

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	Year Ended Dec. 31, 2005	Year Ended Dec. 31, 2004	Variance
Occupancy %	67.7%	70.7%	-4.3%
Average Daily Rate (“ADR”)	$101.90	$90.88	12.1%
Revenue per Available Room (“RevPAR”)	$68.96	$64.23	7.4%

Overall, 2005 property results were solid, with strong improvement in our Philadelphia, Savannah and Jacksonville markets. Occupancy rates for the quarter and year were impacted by the number of guest rooms out of service due to renovations in Laurel and Philadelphia, and the seasonal decline in demand during of the fourth quarter.

The strong fourth quarter performance reflects a positive 17.2% gain in overall ADR, with the Hilton Philadelphia Airport reporting a 30.7% increase over the same quarter last year following the completion of the room renovations, a new mix of business and a strong market. Similarly, the Holiday Inn Laurel West reported a 51.2% gain in ADR over the same quarter last year, realizing the benefits of a completed renovation and rebranding, a new mix of business, and the opening of the Outback Steakhouse™ in November.

Balance Sheet/Liquidity

At December 31, 2005, the company had $4.8 million of available cash and cash equivalents, approximately $4.3 million of which is reserved for capital improvements and certain other expenses. The company has drawn $3.5 million of its $23.0 million secured revolving line of credit. The company intends to use the line of credit to acquire or renovate properties and for working capital.

As previously announced, the company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Wednesday, March 15, 2006. The dividend will be paid on Tuesday, April 11, 2006.

Portfolio Update

As of December 31, 2005, total assets were $118.4 million, including $106.0 million of net investment in hotel properties; total debt was $46.2 million, and unit holders’ equity was $21.8 million representing 3,907,607 units outstanding.

Outlook and Market Trends

Management is reaffirming its 2006 guidance and expects RevPAR growth will be in the range of 5.0 percent to 8.0 percent. Given this forecast, management anticipates that for 2006, FFO per share will be in the range of $0.95 - $1.05. Based on the portfolio’s strong performance in the fourth quarter, management anticipates a solid year operationally, with modest occupancy and ADR gains, and total sales to exceed $67 million. These projections are consistent with Smith Travel Research trends forecast for the market

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segment MDH operates in for 2006. The FFO forecast reflects management’s expectation that the pending hotel condominium transactions will be completed, operations will be initiated in 2006 and the company will make an additional acquisition, which together would contribute $0.05 per share of the expected 2006 FFO. Sale of the Williamsburg property would impact FFO minimally, less than $0.03 per share for 2006.

The table below reconciles projected 2006 net income to projected FFO.

	Low Range		High Range
	Q-1 2006	Y/E 2006	Q-1 2006	Y/E 2006
Net Operating Income	293,701	3,720,973	420,208	4,368,409
Depreciation	1,052,818	4,213,233	1,052,818	4,213,233
Minority Interest	171,015	2,166,641	244,677	2,543,628

FFO	1,517,534	10,100,847	1,717,703	11,125,270

FFO per share & unit	$0.14	$0.95	$0.16	$1.05

The following assumptions were used for 2006:

•	New acquisitions to add approximately $0.05 cents to FFO in 2006.

•	No dispositions for the year.

•	A continued recovery and expansion in the lodging industry through 2006 based upon data from Smith Travel Research 2006 projections.

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties at 10:00 AM EDT on Wednesday, March 1, 2006. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-819-9193. To participate in the webcast, log on to http://www.mhihospitality.com or www.earnings.com 15 minutes before the call to download the necessary software.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale and upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,675 rooms, all of which operate under the Hilton and Holiday Inn brands. In addition to these seven hotels, the company has a leasehold interest in the common area of a resort condominium property, Shell Island Resort, which has approximately 160 condominium suites owned by individual owners. The company has been added to the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

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Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	MHI Hospitality
	December 31, 2005 (unaudited)	MHI Hospitality December 31, 2004
ASSETS
Investment in hotel properties, net	$105,986,366	$78,418,173
Cash and cash equivalents	501,810	8,314,353
Restricted cash	4,330,981	637,627
Accounts receivable	2,095,193	1,161,159
Accounts receivable-affiliate	242,362	400,216
Prepaid expenses, inventory and other assets	1,965,834	1,602,633
Shell Island lease purchase, net	3,088,235	3,500,000
Deferred financing costs, net	175,142	198,083

TOTAL ASSETS	$118,385,923	$94,232,244

LIABILITIES
Line of credit	$3,500,000	$—
Mortgage loans	42,686,943	25,753,188
Note payable related party	—	2,000,000
Accounts payable and accrued expenses	5,106,882	5,177,184
Dividends and distributions payable	1,803,973	—
Advance deposits	266,657	336,302
Due to affiliate	—	100,000

TOTAL LIABILITIES	53,364,455	33,366,674

Minority Interest in Operating Partnership	21,805,572	21,118,257

Commitments and contingencies

OWNERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,704,000 shares and 6,004,000 shares issued and outstanding at June 30, 2005 and December 31, 2004	67,040	60,040
Additional paid in capital	47,760,347	42,221,495
Accumulated deficit	(4,611,491)	(2,534,222)

TOTAL OWNERS’ EQUITY	43,215,896	39,747,313

TOTAL LIABILITIES AND OWNERS’ EQUITY	$118,385,923	$94,232,244

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

CONSOLIDATED STATEMENTS OF OPERATIONS

	MHI Hospitality Three months ended December 31, 2005 (unaudited)	MHI Hospitality Year ended December 31, 2005 (unaudited)
Revenue
Rooms department	$10,255,800	$38,043,333
Food and beverage department	5,508,155	17,162,652
Other operating departments	808,112	2,649,576

Total revenue	16,572,067	57,855,561
EXPENSES
Hotel operating expenses
Rooms department	2,867,581	10,617,708
Food and beverage department	3,767,298	12,071,025
Other operating departments	205,094	784,154
Indirect	6,087,872	21,681,166

Total hotel operating expenses	12,927,845	45,154,053

Depreciation and amortization	1,240,443	4,309,575
Corporate general and administrative	678,429	2,071,646

Total operating expenses	14,846,717	51,535,274

OPERATING INCOME	1,725,350	6,320,287

Other income (expense)
Interest expense	(932,149)	(2,802,230)
Interest income	6,246	126,741
Loss on disposal of asset	(235,378)	(235,378)

Income before minority interest in operating partnership and income taxes	564,069	3,409,420

Minority interest in operating partnership	(307,023)	(1,436,064)
Income tax benefit	268,758	508,095

Net income	$525,804	$2,481,451

Income per share	$0.08	$0.37

Weighted average number of shares outstanding	6,704,000	6,667,562

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	MHI Hospitality Three months ended December 31, 2005	MHI Hospitality Year ended December 31, 2005
Net income	$525,804	$2,481,451
Add minority interest	307,023	1,436,064
Add depreciation and amortization	1,240,443	4,309,575
Add loss on disposal of assets	235,378	235,378

FFO	$2,308,648	$8,462,468

Weighted average shares outstanding	6,704,000	6,667,562
Weighted average units outstanding	3,907,607	3,857,482

Weighted average shares and units	10,611,607	10,525,044

FFO per share and unit	$0.22	$0.80

Funds from Operations, FFO, is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.